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Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

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  Warrior Gas Co., a Texas corporation, which has a wholly owned subsidiary, Clajon Industrial Gas, Inc., a Texas corporation

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  Clayton Williams Trading Company, a Texas corporation

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  CWEI Aviation, Inc., a Texas corporation

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  CWEI Acquisitions, Inc., a Delaware corporation

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  Clayton Williams Pipeline Corporation (formerly Clayton Williams Midland, Inc.), a Delaware corporation

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  CWEI Romere Pass Acquisition Corp., a Delaware corporation, which is the sole member of Romere Pass Acquisition, L.L.C. (formerly Romere Pass Acquisition Corp.)

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  Warrior Mississippi Corporation, a Delaware corporation

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  Southwest Royalties, Inc., a Delaware corporation, which has three wholly owned subsidiaries, Blue Heel Company, a Delaware corporation, Tex-Hal Partners, Inc., a Delaware corporation and SWR VPP, LLC, a Texas limited liability company

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  West Coast Energy Properties GP, LLC, a Texas limited liability company

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  Desta Drilling GP, LLC, a Texas limited liability company

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  CWEI Partners GP, LLC, a Delaware corporation, which has a wholly owned subsidiary, CWEI Partners Operating, LLC

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  CWEI Andrews Properties GP, LLC, a Delaware corporation

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  Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT